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                                                                   EXHIBIT 10.22


                             SECURED PROMISSORY NOTE

Principal Amount: $300,000                       Date of Note: December 29, 1999



FOR VALUE RECEIVED, CALDERA SYSTEMS, INC., a Utah corporation (the "COMPANY"), hereby promises to pay to the order of The Canopy Group, Inc. ("LENDER"), at 240 West Center Street, Orem, Utah 84057, or at such other address as Lender may specify in writing, the principal sum of $300,000, or such other greater or lesser amount as may be outstanding, together with interest at the rate of nine and one-half percent (9.5%) per annum on the unpaid outstanding principal, said principal and interest payable as follows;

          Payable upon demand or if no demand is made, then any remaining accrued interest and principal shall be due on January 14, 2000.

1. Interest shall be calculated from the date of note until repayment of note. Each payment shall be applied first to accrued interest and the balance to the reduction of principal. Interest shall be calculated based upon a 360 day year. Any installment not paid when due shall bear interest thereafter at the rate of twelve percent (12%) per annum until paid. This note may be prepaid in whole or in part at any time.

2. As security for the due performance and payment of Company's obligations under this Note, Company has entered into a Security Agreement of even date herewith with lender ("Security Agreement") whereby Company has granted to Lender a security interest in any and all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of this Note or hereafter acquired, and all proceeds thereof.

3. Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of this Note upon demand. Any partial payment will be applied (a) first, to the payment of accrued interest, and (b) second, (to the extent that the amount of such prepayment exceeds the amount of all such accrued interest), to the payment of principal.

4. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorney's fees and expenses.

5. The Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

6. Company will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Lender, upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"): (a) upon the filing by or against Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors: provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of such petition;
     (b) upon the execution by Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Company's assets or property; or (c) upon any material breach, default or violation by Company of any term, condition, obligation, representation or covenant of any agreement between Company and Lender including the Security Agreement. Upon any Event of Default, Lender will have, in addition to its rights and remedies under this Note, full recourse against any real, personal,



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     tangible or intangible assets of Company, and may pursue any legal or equitable remedies that are available to Lender, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

7. This Note is to be governed by and construed in accordance with the laws of the State of Utah.

8. As of the date of this Note, the Company hereby represents and warrants to Lender that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to (i) enter into this Note and the Security Agreement, and (ii) carry on its business.

       Executed as of the date first set forth above:



                                             /s/ RANSOM LOVE
                                             ----------------------------

                                             By: Ransom Love
                                             Caldera Systems, Inc., President



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